EXHIBIT 4.1
STOCK CERTIFICATE CUSIP: [02744M 10 8]

American Medical Systems Holdings, Inc. will furnish without charge to each stockholder who so requests, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each class or series authorized to be issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, so far as they have been determined, and the authority of the bard of directors of the Corporation to determine the relative rights and preferences of subsequent classes or series.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT — ___Custodian ___ (Cust) (Minor)
Act ___
(State)
UNIF TRF MIN ACT — ___Custodian (until age ___) ___under Uniform Transfers to Minors Act ___ (State)
Additional abbreviations may also be used through not in the above list.
For value received ___hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
___
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
___
___
___Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated ___ NOTICE:
THE SIGNATURE(S) TO THE ASSIGMENT MUST CORRESPOND WITH THE NAMES(S) AS WRITTEN UPON THE FACE OF THE CERTIFCATE IN EVERY PARTICULAR, WITHOUR ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED
By ___